[CADWALADER, WICKERSHAM & TAFT LETTERHEAD]


                               September 27, 2000

To the Persons Named on
Schedule 1 Hereto:

            Re:   Banc of America Commercial Mortgage Inc.,
                  Commercial Mortgage Pass-Through Certificates, Series 2000-1
                  ------------------------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to Banc of America Commercial Mortgage Inc. ("BACM") in connection with that certain Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 2000 (the "Pooling and Servicing Agreement"), by and among BACM, as depositor, Bank of America, N.A., as mortgage loan seller, Midland Loan Services, Inc., as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, and Wells Fargo Bank Minnesota, N.A. (successor in interest to Norwest Bank Minnesota, National Association), as trustee (in such capacity, the "Trustee") and as REMIC administrator (in such capacity, the "REMIC Administrator"). This Opinion is being delivered pursuant to Sections 11.01(a)(v) and 11.01(d) of the Pooling and Servicing Agreement. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates evidence beneficial ownership interests in a trust fund (the "Trust Fund") the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets. The Pooling and Servicing Agreement governs BACM's Commercial Mortgage Pass-Through Certificates, Series 2000-2 (the "Certificates"), consisting of twenty-two classes: the Class A-1A Certificates, the Class A-2A Certificates, the Class A-1B Certificates, the Class A-2B Certificates, the Class A-3B Certificates, the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, Class N Certificates, the Class R-I Certificates, Class R-II Certificates, Class R-III Certificates, Class R-IIIU Certificates and the Class R-IV Certificates.

            In rendering the opinion set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus Supplement and Prospectus, each dated September 14, 2000, relating to the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class X, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Publicly Offered Certificates"), the Private Placement Memorandum, dated December 21, 1999 relating to the Class L, Class M and Class N Certificates, the Private Placement Memorandum, dated February 14, 2000 relating to the Class G, Class H and Class K Certificates (the Class G, Class H, Class K, Class L, Class M and Class N Certificates, the "Privately Placed Certificates"), specimen forms of the Publicly Offered Certificates and the Privately Placed Certificates and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Publicly Offered Certificates and the Privately Placed Certificates, as we have deemed necessary as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission through the EDGAR System to the printed document reviewed by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements, certificates and representations of officers and other representatives of BACM, the Trustee, the REMIC Administrator and Banc of America and of public officials.

            In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

            Based upon and subject to the foregoing, we are of the opinion that, assuming compliance with all relevant provisions of the Original Pooling Agreement as in effect on the Original Closing Date, compliance with all of the relevant provisions of the First Amended Pooling Agreement as in effect on the Sequel Closing Date and compliance with the Pooling and Servicing Agreement from and after the Second Sequel Closing Date, (a) REMIC I, REMIC II and REMIC III will each continue to qualify and REMIC IIIU and REMIC IV, will qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b) the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D and Class X Certificates will constitute "regular interests" in REMIC IV, and the Class R-IV Certificate will constitute the sole class of "residual interest" in REMIC IV as defined in Sections 860G(a)(1) and 860G(a)(2) of the Code, respectively, (c) the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B, and Class UA-3B Uncertificated Interests will constitute "regular interests" in REMIC IIIU, and the Class R-IIIU Certificates will constitute the sole class of "residual interest" in REMIC IIIU, (d) the Class G, Class H and Class K Certificates and Class UX Uncertificated Interest will constitute "regular interests" in REMIC III, and the Class R-III Certificates will constitute the sole class of "residual interest" in REMIC III; (e) the Class C, Class D, Class E, Class F, Class L, Class M and Class N Certificates and the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C, Class MA-2C, Class MB, Class MC, Class MD, Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests will constitute "regular interests" in REMIC I, and the Class R-II Certificates will constitute the sole class of "residual interest" in REMIC II; (f) the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-1C, Class LA-2C, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM and Class LN Uncertificated Interests will constitute "regular interests" in REMIC I, and the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I; and (g) the second amendment and restatement of the Original Pooling Agreement effected by the Pooling and Servicing Agreement will not result in the imposition of any tax on REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV or cause REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,


                                    /s/ CADWALADER, WICKERSHAM & TAFT

                                                                      SCHEDULE 1

Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

Banc of America Commercial Mortgage Inc.
100 North Tryon Street
Charlotte, North Carolina  28255

Bank of America, N.A.
100 North Tryon Street
Charlotte, North Carolina  28255

Standard & Poor's Ratings Services,
  a division of the McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041-0003

Moody's Investor Services, Inc.
99 Church Street
New York, New York  10007

Midland Loan Services, Inc.
  in its capacity as Master Servicer
210 W. 10th Street
Kansas City, Missouri  64108

GMAC Commercial Mortgage Corporation
  in its capacity as Special Servicer
550 California Street, 12th Floor
San Francisco, CA  94104

Wells Fargo Bank Minnesota, N.A.
  in its capacity as Trustee and REMIC Administrator
3 New York Plaza, 15th Floor
New York, New York 10004